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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 7, 2000


                      DIVERSIFIED CORPORATE RESOURCES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



            TEXAS                      0-13984               75-1565578
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)    (IRS EMPLOYER
       OF INCORPORATION                                  IDENTIFICATION NO.)

                     12801 N. CENTRAL EXPRESSWAY, SUITE 350
                               DALLAS, TEXAS 75243

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


        Registrant's telephone number, including area code: 972-458-8500



                                       N/A

          (Former name or former address, if changed since last report)




                                       1.

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 7, 2000, Diversified Corporate Resources, Inc. (the "Company"), a Texas corporation, and Datatek Consulting Group Corporation, a Texas corporation and wholly-owned subsidiary of the Company ("Buyer"), completed the acquisition (the "Acquisition") of substantially all of the assets of Datatek Corporation, a Delaware corporation ("Seller"), pursuant to a Purchase Agreement (the "Purchase Agreement"), dated March 6, 2000, by and among the Company, Buyer, Seller, and the shareholders (the "Shareholders") of Seller. In addition to acquiring substantially all the assets of Seller, Buyer assumed certain of the liabilities of Seller, including leasehold obligations, trade payables, other obligations incurred by Seller in the ordinary course of business prior to the Acquisition, and certain other liabilities. Pursuant to the Purchase Agreement, the Company has assumed all obligations of Buyer under the Purchase Agreement and related documents. Prior to the Acquisition, Seller was based in Phoenix, Arizona and was primarily engaged in contract placements to both the private and public sectors with an emphasis on the health insurance industry. Buyer intends to continue to operate the business of Seller.

         Pursuant to the terms of the Purchase Agreement, the consideration payable to Seller (or the Shareholders) consists of the following: (i) $3.0 million in cash paid at the closing of the Acquisition, (ii) four annual installment payments, payable on January 1 of each of the years 2001, 2002, 2003 and 2004, in the anticipated amount of $170,625 each (for a total of $682,500); such amounts will be higher if Seller's EBITDA (earning before interest, taxes, depreciation and amortization) for 1999 exceeded $900,000 (after completion of an audit of Seller's operating results for 1999), (iii) contingent payments payable annually, on April 15 of each of the years 2001, 2002, 2003, 2004 and 2005, in an amount equal to twenty-five percent (25%) of the increased profits of the business acquired from Seller (increased profits are based upon Seller's profits in 1999), and (iv) 75,000 shares (the "Shares") of common stock, par value $.10 per share ("Common Stock"), which were issued to the Shareholders at the closing of the Acquisition. In addition, within sixty days from the closing of the Acquisition, Buyer is obligated to remit to Seller the portion of Seller's net working capital (current assets of Seller less current and other monetary liabilities of Seller) in excess of $750,000.

         The Shares were issued to the Shareholders in a transaction that was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and are, therefore, restricted securities within the meaning of the Securities Act. In addition, the Shares are subject to lock-up agreements restricting their sale without the consent of the Company as follows: (i) 25,000 shares may be sold at any time after March 6, 2001, (ii) an additional 25,000 shares may be sold at any time after March 6, 2002, and
(iii) the remaining 25,000 shares may be sold at any time after March 6, 2003.

         The Company used proceeds of its bank line of credit to fund the cash portion of the purchase price with respect to the Acquisition. The Acquisition shall be effective as of March 6, 2000 for accounting purposes. Seller had revenues (unaudited) of approximately $12 million for the twelve months ended December 31, 1999. The Acquisition is expected to be accretive to the Company's earnings on a prospective basis beginning in the second quarter of 2000.

         In connection with the Acquisition, Buyer entered into employment agreements (the "Employment Agreements"), dated as of March 6, 2000, with both Julia L. Wesley and Michael P. Connolly as provided in the Purchase Agreement; such individuals were the only two shareholders of Seller at the time of closing of the Acquisition. Pursuant to the Employment Agreements,
(a) Ms. Wesley has become President of Buyer, (b) Mr. Connolly has been Executive Vice President of Buyer, and (c) both Ms. Wesley and Mr. Connolly are entitled to annual compensation during the five year terms of the Employment Agreements based upon the revenues and net profits of Buyer (subject to specific formulas and definitions set forth in the Employment Agreements) and to certain fringe benefits. Each of the Purchase Agreement and the Employment Agreement contain noncompetition, nondisclosure and non-solicitation provisions.

         The description set forth above of the Purchase Agreement and the Employment Agreements, is qualified in its entirety by reference to the exhibits to this Form 8-K, which contain the full text of these documents.

                                       2.

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         Certain of the information contained in this Report on Form 8-K constitutes forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involves certain risks and uncertainties. The actual results that are achieved may differ materially from any forward looking statements due to such risks and uncertainties. Although the Company believes that the expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Important factors that could result in such differences include: general economic conditions in the Company's markets, including inflation, recession, interest rates and other economic factors; the availability of qualified personnel; the level of competition experienced by the Company; the Company's ability to implement its business strategies and to manage its growth; the level of developmental revenues and expenses; those factors identified in the Company's prospectus dated September 30, 1997 as risk factors; and other factors that affect business generally. Subsequent written and oral forward looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by reference to such risks and uncertainties.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

         It is impracticable to provide all of the required financial statements for Seller at this time. The registrant will file such financial statements as soon as practicable, but no later than May 22, 2000, 60 days after the date this Form 8-K is due.

         (b)      Pro forma financial information.

         It is impracticable to provide the required pro forma financial statements for Seller at this time. The registrant will file such financial statements as soon as practicable, but no later than May 22, 2000, 60 days after the date this Form 8-K is due.

         (c)      Exhibits.

                  The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

                 2.1 Purchase Agreement, dated as of March 6, 2000, by and among Diversified Corporate Resources, Inc., Datatek Consulting Group Corporation, Datatek Corporation, Julia L. Wesley and Michael P. Connolly (The Schedules have been omitted pursuant to Regulation S-K 601(b)(2)).

                  10.1 Employment Agreement dated as of March 6, 2000, by and between Datatek Consulting Group Corporation, Julia L. Wesley, and Diversified Corporate Resources, Inc.

                  10.2 Employment Agreement, dated as of March 6, 2000, by and between Datatek Consulting Group Corporation, Michael P. Connolly, and Diversified Corporate Resources, Inc.






                                       3.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DIVERSIFIED CORPORATE RESOURCES, INC.
                                          (Registrant)



Date:  March 22, 2000                     By:    /s/ M. Ted Dillard
                                                 ------------------
                                                 M. Ted Dillard
                                                 President











                                       4.

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                               INDEX TO EXHIBITS


   Exhibit No.                           Exhibit
   -----------                           -------

       2.1 Purchase Agreement, dated as of March 6, 2000, by and among Diversified Corporate Resources, Inc.,
                   Datatek Consulting Group Corporation, Datatek Corporation,
                   Julia L. Wesley and Michael P. Connolly. (The Schedules have been omitted pursuant to Regulation S-K 601(b)(2)).

       10.1 Employment Agreement dated as of March 6, 2000, by and between Datatek Consulting Group Corporation,
                   Julia L. Wesley, and Diversified Corporate Resources, Inc.

       10.2 Employment Agreement, dated as of March 6, 2000, by and between Datatek Consulting Group Corporation,
                   Michael P. Connolly and Diversified Corporate Resources, Inc.










                                       5.